UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2020

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Energy and Water Development Corp.

(Exact name of registrant as specified in its charter)

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Florida	000-56030	30-0781375
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7901 4th St. N, Suite 4174

St. Petersburg, FL 33702

 (Address of Principal Executive Office) (Zip Code)

305-517-7330

(Registrant’s telephone number, including area code)

 (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities

Fiscal Year 2020 Compensation Settlement and Bonus Equity Grants to Employees

On December 18, 2020, Energy and Water Development Corp. (the “Company”) entered into a Settlement Agreement (each a “Settlement Agreement”) with each of Ralph Max Hofmeier, the Company’s President, Chief Executive Officer, and Irma Velazquez Diaz, the Company’s Chief Operating Officer and Vice-Chairman (each an “Executive”) whereby the Company agreed to issue an aggregate 600,000 shares of its Series A Preferred Stock, par value $0.001 with a declared fair market value of $300,000.00 in full and complete satisfaction of its obligations to the Executives with respect to unpaid compensation during fiscal year 2020.

Additionally, the Board of Directors of the Company recognized that for the last 8 years neither of the Executives has received any of the customary benefits normally accorded to corporate executives, such as health insurance, paid holidays, or other compensation incentives and further recognized that despite the struggles and consequences created by the COVID-19 pandemic and the worldwide lockdowns associated therewith, both Executives have achieved remarkable milestones in 2020, including without limitation the following:

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The first systems were sold with an expected delivery to Mexico by the end of December 2020. Revenue for this sale should be reflected in the year-end financials for 2020.

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An EAWD Branch was officially registered in Germany with an office now officially addressed at Offakamp 9f. 2.17 Hamburg Germany.

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The business model for the assembling and manufacture of the products has been developed together with the Company’s European technological suppliers.

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The Company has signed an LOI to acquire the land for an assembly and manufacturing facility in Hamburg, Germany.

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The Company has now initiated the preparations to apply for European Union incentives for the CO2 free assembly and manufacturing facility.

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Based on the sales contracts obtained, twenty eAWGs should be assembled in 2021, generating expected initial net revenue for the Company.

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Marketing and resources mobilisations have been enhanced with the hiring of the financial firm to assist in the Business development in Germany.

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The Company has been uplisted for trading on the OTCQB.

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All of the Company’s periodic SEC filings are up to date and available online.

The Board therefore also elected to issue to the Executives an aggregate (i) 20,000,000 shares of its Common Stock, par value $0.001 with an aggregate fair market value of $3,000,000.00 and (ii) 5,400,000 shares of its Series A Preferred Stock, par value $0.001 with a declared aggregate fair market value of $2,700,000.00 as a one-time bonus to the Executives in recognition of their extraordinary and unconditional service to and sacrifice for the benefit of the Company for the last eight years.

The foregoing summary of the Settlement Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreements, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

On December 18, 2020, the Company filed Articles of Amendment to Articles of Incorporation (the “Amendment”) to increase the number of shares of its authorized preferred stock designated as Series A Preferred Stock to 50,000,000 (inclusive of the previously designated and issued 3,780,976 shares).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 3.1 to this Report, which is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation
10.1	Settlement and Release Agreement dated December 21, 2020 by and between Ralph Max Hofmeier and Energy and Water Development Corp
10.2	Settlement and Release Agreement dated December 21, 2020 by and between Irma Velazquez Diaz and Energy and Water Development Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy and Water Development Corp.

Dated: December 28, 2020	By:	/s/ Ralph Max Hofmeier
	Name: Title:	Ralph Max Hofmeier President, Chief Executive Officer